Exhibit 99.1

CUSIP No. 19459J104

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 10, 2016	SKYLINE VENTURE PARTNERS V, L.P.

	BY:	SKYLINE VENTURE MANAGEMENT V, LLC
	ITS:	GENERAL PARTNER

	By:	/s/ Kerensa Kenny as attorney-in-fact
John G. Freund
Managing Director

SKYLINE VENTURE MANAGEMENT V, LLC

	By:	/s/ Kerensa Kenny as attorney-in-fact
John G. Freund
Managing Member

	By:	/s/ Kerensa Kenny as attorney-in-fact
Yasunori Kaneko

	By:	/s/ Kerensa Kenny as attorney-in-fact
John G. Freund